Transgenomic Reports First Quarter Financial Results

Conference call begins at 5:00 p.m. Eastern Time today

OMAHA, Neb. (May 5, 2010) – Transgenomic, Inc. (OTC/BB: TBIO) today reported financial results for the three months ended March 31, 2010, and provided a business update.

First Quarter Financial Results

Net sales for the first quarter of 2010 were $5.4 million, an increase of 9 percent compared with $5.0 million during the comparable period of 2009. Gross profit was $2.9 million or 53 percent of net sales, compared with gross profit of $2.8 million or 56 percent of net sales during the comparable period of 2009.  The decline in gross margin was due to product mix and higher costs in Pharmacogenomics Research Services.  Operating expenses were $3.3 million during the first quarter of 2010, compared with $3.8 million in the prior year.  The net loss for the first quarter of 2010 was $324,000 or $0.01 per share, compared with a net loss of $953,000 or $0.02 per share for the first quarter of 2009.

The Company generated cash flow from operations in the 2010 first quarter of $392,000.  Cash and cash equivalents increased to $5.9 million as of March 31, 2010, compared with $5.6 million as of December 31, 2009.

Comment and Outlook

Craig Tuttle, president and chief executive officer of Transgenomic, said, “During the first quarter of 2010 we continued to refine our platform technologies for use in drug discovery and diagnostic screening, and I am pleased that in recent weeks we achieved a number of milestones.  In Europe we launched our new K-RAS test kit, which uses our SURVEYOR Nuclease technology, after incorporating changes that reduced the test protocol by almost two hours, thus making the kit more efficient to run and more attractive to our customers. We also completed our first customer sale for this kit in the second quarter. We continue to work on additional assays to add to a panel of kits that we are developing to test for resistance to cancer treatment with epidermal growth factor receptor inhibitors.

“We also completed technical development of our autism test, following rapidly on the licensing of intellectual property from IntegraGen in February, and we will be prepared to launch this assay before the end of second quarter as we have previously noted. This test determines if there is an increased risk of autism in a newborn with an autistic older biological sibling.  Given that early intervention can have a significant impact on the outcomes for those with autism, we expect demand for this test to be high. We believe this represents a significant market opportunity for our molecular lab business. In addition to performing this assay in our CLIA-certified laboratory and selling the assay through our field sales organization, we will be cooperating with IntegraGen to aggressively market this assay.

“We also continued to work on developing our COLD-PCR technology, which is able to locate genetic mutations with sensitivity as much as 100-fold greater enrichment than competing technologies. We currently have three projects using COLD-PCR to detect low-level mutations in key cancer genes in blood, with the future expectation that this technology can be used to develop companion diagnostics for selecting the appropriate drug for patients and vice versa based on testing mutations in their blood rather than in the tumors directly. We recently reported demonstrating 100 percent concordance between our mutation results obtained in plasma and the matched tumor K-RAS genotype, and continue our work developing SURVEYOR-based mutation kits for other key resistance conferring mutations in B-RAF and other EGFR pathway genes, as well as beginning development for detecting mutations in the master regulating protein p53.  We believe that as we further develop these assays and add COLD-PCR technology to them that we will increase our pharmaceutical company discovery and clinical trial project numbers and revenue, and make an important contribution to the field of personalized medicine.”

Commenting on first quarter instrument sales, Mr. Tuttle went on to say, “Our instrument business net sales increased 12 percent year-over-year, and although they were not as strong as they were in the fourth quarter, when the timing of several OEM instrument shifted from the third quarter to the fourth, we are pleased with our efforts and the sale of five OEM and four WAVE instruments in the quarter.”

Conference Call

Transgenomic management will host a conference call to discuss first quarter 2010 financial results and answer questions beginning at 5:00 p.m. Eastern time today. To access the call via telephone, please dial (866) 625-0328 from the U.S. and Canada or (702) 224-9777 for international participants. The call also will be broadcast live over the Internet. To listen to the webcast, please log onto the Company’s Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions. An archived webcast of the call will be available for 30 days. Investors can listen to a replay via telephone until 11:59 p.m. Eastern time on Friday, May 7, 2010 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering conference ID number 72438337.

About Transgenomic, Inc.

Transgenomic, Inc. (www.transgenomic.com ) is a global biotechnology company specializing in high sensitivity genetic variation and mutation analysis, providing products and services in DNA mutation detection and discovery for clinical research, clinical molecular diagnostics and pharmacogenomics analyses. Its product offerings include the WAVE® Systems and associated consumables specifically designed for use in genetic variation detection and single- and double-strand DNA/RNA analysis and purification. With broad applicability to genetic research, over 1,475 systems have been shipped to customers in more than 30 countries. The SURVEYOR® Mutation Detection Kits and SURVEYOR Check-It Kit provide reagents and protocols for high sensitivity detection of mutations in DNA. In addition, HANABI automated chromosome harvesting systems improve laboratory productivity with consistent quality compared with manual methods for cytogenetic analyses. Service offerings include the Transgenomic Molecular Laboratory, which provides reference laboratory services specializing in molecular diagnostics including Mitochondrial Disorders, Oncology and Hematology, Molecular Pathology and Inherited Diseases. Transgenomic Pharmacogenomics Services is a CRO for pharmacogenomic, translational research and clinical trials.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic’s filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

For further information, please contact:

Company Contact Transgenomic, Inc. Debra Schneider, CFO (402) 452-5400 investorrelations@transgenomic.com	Investor Relations Contact Lippert/Heilshorn & Associates Kim Sutton Golodetz (212) 838-3777 kgolodetz@lhai.com

or
Bruce Voss
(310) 691-7100
bvoss@lhai.com

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Statements of Operations
(dollars in thousands except per share data)

	Three Months Ended March 31,
	2010	2009
NET SALES	$5,442	$4,989
COST OF GOODS SOLD	2,558	2,176
Gross profit	2,884	2,813
OPERATING EXPENSES:
Selling, general and administrative	2,432	2,975
Research and development	827	844
	3,259	3,819
LOSS FROM OPERATIONS	(375)	(1,006)
OTHER INCOME:
Interest income	1	12
Other, net	(1)	—
	—	12
LOSS BEFORE INCOME TAXES	(375)	(994)
INCOME TAX BENEFIT	(51)	(41)
NET LOSS	(324)	(953)

BASIC AND DILUTED LOSS PER SHARE	$(0.01)	$(0.02)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	49,189,672	49,189,672

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended March 31,
	2010	2009
NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$392	$299

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(47)	(214)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH	(89)	(11)

NET CHANGE IN CASH AND CASH EQUIVALENTS	256	74

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	5,642	4,771

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,898	$4,845

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands)

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,898	$5,642
Accounts receivable (net of allowances for bad debts of $279and $310, respectively)	4,461	4,522
Inventories (net of allowance for obsolescence of $478 and $507, respectively)	3,494	3,552
Prepaid expenses and other current assets	944	738
Total current assets	14,797	14,454
PROPERTY AND EQUIPMENT, NET	894	967
OTHER ASSETS:
Other assets (net of accumulated amortization of $542 and $525, respectively)	526	583
	$16,217	$16,004
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,231	$1,013
Other accrued expenses	3,019	2,517
Accrued compensation	655	573
Total current liabilities	4,905	4,103
Other long term liabilities	162	239
Total liabilities	5,067	4,342
STOCKHOLDERS’ EQUITY	11,150	11,662
	$16,217	$16,004